SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                          SHARES PURCHASED        AVERAGE
                   DATE           SOLD(-)         PRICE(2)

COMMON STOCK-KOLLMORGEN CORP

         GABELLI INTERNATIONAL LTD
                  5/23/97            2,000            12.0000

         GAMCO INVESTORS, INC.
                  5/23/97            3,000            12.5000
                  5/23/97            4,500-           11.8750
                  5/22/97           37,130-             *DO
                  5/12/97            1,500-           13.0000
                  5/09/97            2,100-           12.8214
                  5/06/97            1,000-           13.2500
                  5/05/97            5,000-           13.0750
                  5/05/97           35,000-             *DO
                  5/02/97            9,000-           13.0000
                  5/01/97            5,000-           13.0000
                  4/30/97            1,870-           13.1250
                  4/28/97            2,500-           13.1250
                  4/25/97            6,000-           13.0958
                  4/24/97            1,500-           13.2500
                  4/23/97            1,500-           13.3750
                  4/15/97            1,000-           12.5500
                  4/14/97            2,000-           12.8750
                  4/14/97            1,000            12.8750
                  4/11/97              500-           13.0000
                  4/10/97            1,000-           13.1250








(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.


(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.

                                   41
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                           SHARES PURCHASED        AVERAGE
                  DATE             SOLD(-)         PRICE(2)

PREFERRED CONVERTIBLE STOCK-KOLLMORGEN CVT BONDS

            GABELLI FUNDS, INC.

               THE GABELLI EQUITY INCOME FUND
                 5/01/97               20-          100.0000
                 5/01/97                1-             *DO
               THE GABELLI CONVERTIBLE SECURITIES FUND
                 5/01/97                2-             *DO
                 5/01/97               62-          100.0000
                 4/22/97               22           125.0000

            GAMCO INVESTORS, INC.
                 5/05/97               24           100.0000
                 5/01/97              189-          100.0000
                 5/01/97                1-             *DO
                 4/23/97               19-          100.0000
                 4/21/97                6           100.0000
                 4/17/97               10-           99.5000
                 4/16/97               71-           98.8222
                 4/11/97               10-           99.6250
                 4/09/97              144-           99.7500
                 4/07/97               27-           99.7500










(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.



                               42